2015 Foreign Exchange Impacts


Currency Trends vs. USD (10/15/2014 - 12/12/2014)
CNY (1%)
INR (2%)
GBP (2%)
CAD (3%)
KRW(4%)
AUD (7%)
JPY (11%)

- **2015 Forecast (based upon 12/12/14 rates)**
  - ~$31M Sales Versus Previous Guidance
  - ~$21M OM Versus Previous Guidance
  - ~$0.26 EPS Versus Previous Guidance

- **2015 OM Impact (unhedged)**
  - JPY 1% Move: ~$1.0M Annually
  - GBP 1% Move: ~$0.8M Annually
  - All Other* 1% Move: ~ $0.9M Annually
  - Operating Margin Flow Through ~70% of Net Sales**

* Includes the CAD, KRW, AUD, CNY, and INR.

**OM Impact can vary depending on the region and the time of year.